UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 17, 2018

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 7.01                                           Regulation FD Disclosure.

aTyr Pharma, Inc. (the “Company”) is participating at the 2018 American Association for Cancer Research (AACR) Annual Meeting held April 14-18, 2018 in Chicago, Illinois.  During the AACR Annual Meeting, the Company is presenting two preclinical poster presentations for its immuno-oncology program based on the Resokine pathway.  The poster presentations are entitled, “Circulating levels of Resokine, a soluble modulator of the immune system, are upregulated in both experimental cancer models and in patients across multiple tumor types,” and “Antibodies targeting Resokine, a soluble immune modulator, inhibit tumor growth in syngeneic mouse models.” The poster presentations have been posted on the Company’s website and are attached hereto as Exhibits 99.1 and 99.2.

The information under this Item 7.01, including Exhibits 99.1 and 99.2 hereto, are being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01                                           Exhibits.

(d) Exhibits.

99.1	Poster presentation titled “Circulating levels of Resokine, a soluble modulator of the immune system, are upregulated in both experimental cancer models and in patients across multiple tumor types.”
99.2	Poster presentation titled “Antibodies targeting Resokine, a soluble immune modulator, inhibit tumor growth in syngeneic mouse models.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Sanjay S. Shukla
Sanjay S. Shukla, M.D., M.S.
President and Chief Executive Officer

Date: April 17, 2018

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